ASSIGNMENT OF LEASE

That we,
SEBASTIANO SALEMI AND NUNZIA SALEMI, husband and wife, parties of the first part, in consideration of the sum of TEN and 00/100 ($10.00) Dollars, and other valuable considerations, received from or on behalf of CUIDAO HOLDING CROP., a Florida corporation, party of the second part, at or before the unsealing and delivery of these presents the receipt whereof is hereby acknowledged, do hereby grant, bargain, sell assign, transfer and set over unto the said party of the second part a certain lease bearing date the 27th day of January A.D., 1997, between SEBASTIANO SALEMI and NUNZIA SALEMI, husband and wife as Lessor, and LAKER AIRWAYS, INC., a Delaware Corporation as Lessee with regard to that certain property located at 2953 Simms Street, Hollywood, Florida

         IN WITNESS WHEREOF, we have hereunto set our hands and seals, this 22nd day of January, A.D., 1999.

_____________________________                   /s/ Sebastiano Salemi
                                                ----------------------
                                                SEBASTIANO SALEMI

_____________________________                   /s/ Nunzia Salemi
                                                ----------------------
                                                NUNZIA SALEMI

STATE OF FLORIDA
COUNTY OF BROWARD

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid, to take acknowledgments, personally appeared SEBASTIANO SALEMI and NUNZIA SALEMI, husband and wife, who are personally known to me and who executed the foregoing instrument and they acknowledged before me that they executed the same.

         WITNESS my hand and official seal this 22nd day of January, 1999.


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                                                          Notary Public
                                                          Printed name:



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